UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Thomas C. Sullivan
     Chairman

August 25, 2008

To RPM International Stockholders:

I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Friday, October 10, 2008, at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio.

At this year’s Annual Meeting, you will vote on the election of four Directors and on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009. We also look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company’s activities, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

Thomas C. Sullivan

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT Annual Meeting of Stockholders to be held on October 10, 2008
VOTING RIGHTS
STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Report of the Compensation Committee
Summary Compensation Table
Grants of Plan-Based Awards For Fiscal 2008
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End for 2008
Option Exercises and Stock Vested During Fiscal 2008
Pension Benefits for Fiscal 2008
Nonqualified Deferred Compensation for Fiscal 2008
Other Potential Post-Employment Compensation
Estimated Payments on Termination or Change in Control
DIRECTOR COMPENSATION Director Compensation for Fiscal 2008
RELATED PERSON TRANSACTIONS
FORWARD-LOOKING STATEMENTS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS
RPM INTERNATIONAL INC. AUDIT COMMITTEE CHARTER (AMENDED AND RESTATED JANUARY 24, 2008)

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is Hereby Given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Friday, October 10, 2008, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four Directors in Class III for a three-year term ending in 2011;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2009; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of shares of Common Stock of record at the close of business on August 15, 2008 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

Edward W. Moore
Vice President, General Counsel
and Secretary

August 25, 2008

Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

PROXY STATEMENT

Mailed on or about August 25, 2008

Annual Meeting of Stockholders to be held on October 10, 2008

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 10, 2008, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the four nominees listed on the Proxy; and (ii) FOR ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2009.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 10, 2008: Proxy materials for the Company’s Annual Meeting, including the 2008 Annual Report and this Proxy Statement, are now available over the Internet by accessing the Investor Information section of our website at www.rpminc.com. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you may have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 15, 2008. On that date, the Company had 129,096,684 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies, which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. Broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, the Board expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board shall fill Board vacancies and new Directorships and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.

Pursuant to the Company’s Amended and Restated By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Company’s Amended and Restated Certificate of Incorporation, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2008, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

	Number of Shares	Percentage of
	of Common Stock	Shares of
Name of Beneficial Owner	Beneficially Owned(1)	Common Stock(1)

Capital World Investors(2)	8,825,000	7.3%
Capital Research Global Investors(3)	6,900,000	5.7
Barclays Global Investors, NA(4)	6,891,408	5.7
John P. Abizaid(5)	2,000	*
Bruce A. Carbonari(6)	9,980	*
David A. Daberko(7)	4,700	*
Paul G. P. Hoogenboom(8)	206,005	0.1
James A. Karman(9)	159,644	0.1
Robert L. Matejka(10)	182,588	0.1
Donald K. Miller(11)	45,200	*
Frederick R. Nance(12)	2,200	*
William A. Papenbrock(13)	27,072	*
Charles A. Ratner(14)	11,900	*
Ronald A. Rice(15)	301,550	0.2
Frank C. Sullivan(16)	1,084,909	0.9
Thomas C. Sullivan(17)	224,780	0.2
William B. Summers, Jr.(18)	18,300	*
Ernest Thomas(19)	30,000	*
Jerry Sue Thornton(20)	10,002	*
P. Kelly Tompkins(21)	314,418	0.2
Joseph P. Viviano(22)	20,200	*
All Directors and executive officers as a group (twenty persons including the Directors and executive officers named above)(23)	2,902,864	2.3

*	Less than .1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2008, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to a Schedule 13G filed with the Commission on February 11, 2008, Capital World Investors, a division of Capital Research and Management Company, as of December 31, 2007, has sole dispositive power over the 8,825,000 shares of Common Stock shown in the table above. Capital World Investors is located at 333 South Hope Street, Los Angeles, California 90071.

(3)	According to a Schedule 13G filed with the Commission on February 11, 2008, Capital Research Global Investors, a division of Capital Research and Management Company, as of December 31, 2007, has sole voting power over the 6,900,000 shares of Common Stock and sole dispositive power over the 6,900,000 shares of Common Stock shown in the table above. Capital Research Global Investors is located at 333 South Hope Street, Los Angeles, California 90071.

(4)	According to a Schedule 13G filed with the Commission on February 6, 2008, (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 2,157,581 and 2,620,141 shares of Common Stock, respectively, and beneficially owns 2,620,141 of these shares of Common Stock, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to, and beneficially owns, 4,257,860 of these shares of Common Stock, and (iii) Barclays Global Investors Japan Limited has sole voting power and sole dispositive power with respect to, and beneficially owns, 13,407 of these shares of Common Stock. Barclays Global Investors, NA and Barclays Global Fund Advisors are located at 45 Fremont

Street, San Francisco, California 94105. Barclays Global Investors Japan Limited is located at Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.

(5)	Mr. Abizaid was appointed to the Board of Directors on January 24, 2008.

(6)	Mr. Carbonari is a Director of the Company.

(7)	Mr. Daberko is a Director of the Company.

(8)	Mr. Hoogenboom is an executive officer of the Company. His ownership is comprised of 84,418 shares of Common Stock which he owns directly, 115,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2008 through the exercise of stock options, 4,964 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2008, and approximately 1,623 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008.

(9)	Mr. Karman is a Director of the Company. Mr. Karman’s ownership is comprised of 101,272 shares of Common Stock which he owns directly and 58,372 shares of Common Stock which are held by a family-owned corporation of which Mr. Karman is an officer and director. Ownership of the shares of Common Stock held by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

(10)	Mr. Matejka stepped down as Chief Financial Officer of the Company on August 1, 2007 and continued to serve as Vice President and Controller of the Company until he retired on January 15, 2008. Mr. Matejka’s ownership is comprised of 23,753 shares of Common Stock which he owns directly, 135,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2008 through the exercise of stock options, 12,850 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2008, approximately 985 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Matejka’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008, and 10,000 shares of Common Stock which are owned by his wife and are pledged as security for a brokerage margin account. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Matejka pursuant to Commission rules.

(11)	Mr. Miller is a Director of the Company. Mr. Miller’s ownership is comprised of 20,200 shares of Common Stock which he owns directly and 25,000 shares of Common Stock which are held by a family partnership. Ownership of the shares of Common Stock held by the family partnership is attributed to Mr. Miller pursuant to Commission rules.

(12)	Mr. Nance is a Director of the Company.

(13)	Mr. Papenbrock is a Director of the Company.

(14)	Mr. Ratner is a Director of the Company. Mr. Ratner’s ownership is comprised of 6,900 shares of Common Stock which he owns directly and 5,000 shares of Common Stock which are held by a trust of which Mr. Ratner is settlor and co-trustee. Ownership of the shares of Common Stock held by the trust is attributed to Mr. Ratner pursuant to Commission rules. Mr. Ratner has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2008, Mr. Ratner had approximately 3,438 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(15)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 150,009 shares of Common Stock which he owns directly, 141,950 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2008 through the exercise of stock options, 5,958 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2008, and approximately 3,633 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008.

(16)	Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 531,291 shares of Common Stock which he owns directly, 7,266 shares of Common Stock which he holds as Custodian for his sons, 514,350 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2008 through the exercise of stock options, 24,828 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2008, 3,824 shares of Common Stock which are held in a trust for the benefit of Mr. Sullivan’s sons, and approximately 3,350 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008. Ownership of the shares of Common Stock held as Custodian for his sons and those held in a trust for the benefit of his sons are attributed to Mr. Sullivan pursuant to Commission rules.

(17)	Mr. Thomas C. Sullivan is Chairman of the Board of Directors of the Company. Mr. Sullivan’s ownership is comprised of 207,417 shares of Common Stock which he owns directly and 17,363 shares of Common Stock which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Sullivan pursuant to Commission rules.

(18)	Mr. Summers is a Director of the Company.

(19)	Mr. Thomas was an executive officer of the Company. Mr. Thomas left the Company on June 18, 2008. Upon leaving the Company, Mr. Thomas forfeited the 30,000 shares of Common Stock he beneficially owned as of May 31, 2008, and such shares of Common Stock were returned to the treasury.

(20)	Dr. Thornton is a Director of the Company. Dr. Thornton has elected to receive her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2008, Dr. Thornton had approximately 19,348 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(21)	Mr. Tompkins is an executive officer of the Company. Mr. Tompkins’s ownership is comprised of 142,989 shares of Common Stock which he owns directly, 162,600 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2008 through the exercise of stock options, 5,958 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2008, and approximately 2,871 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Tompkins’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008.

(22)	Mr. Viviano is a Director of the Company. Mr. Viviano has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2008, Mr. Viviano had approximately 9,035 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(23)	The number of shares of Common Stock shown as beneficially owned by the Directors and executive officers as a group on May 31, 2008 includes 1,205,800 shares of Common Stock which the Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options, 59,522 shares of Common Stock which the Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock-settled stock appreciation rights granted to them under the Company’s equity and incentive compensation plans, and approximately 20,921 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2008.

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at thirteen, with the Board of Directors divided into three Classes. Each of Class I and Class III has four Directors and Class II has five Directors. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

The term of office of Class III of the Board of Directors expires at this year’s Annual Meeting. The term of office of the persons elected Directors in Class III at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2011. Each Director in Class III will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class III are Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr., and Dr. Jerry Sue Thornton. Each of Messrs. Nance, Ratner, and Summers and Dr. Thornton currently serves as a Director in Class III.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

NOMINEES FOR ELECTION

Frederick R. Nance, age 54 — Director since 2007

Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., Attorneys-at-law, Cleveland, Ohio, since 2007. Mr. Nance has also served on the firm’s worldwide, seven-person Management Committee since 2007. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire, Sanders & Dempsey L.L.P. directly from law school, became partner in 1987 and served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007. Mr. Nance serves on the boards of Greater Cleveland Partnership, The Cleveland Foundation, the Cleveland Clinic, BioEnterprise, Inc. and the United Way of Greater Cleveland. Squire, Sanders & Dempsey L.L.P. provides legal services to the Company from time-to-time.

Shares of Common Stock beneficially owned: 2,200	Nominee to Class III (term expiring in 2011)

Charles A. Ratner, age 67 — Director since 2005

Mr. Ratner’s principal occupation is Chief Executive Officer and President of Forest City Enterprises (FCE) since 1995 and 1993, respectively. Mr. Ratner serves on the Board of Directors for American Greetings Corp., Greater Cleveland Partnership and University Hospitals Case Medical Center. Mr. Ratner also serves on the Board of Trustees for the Mandel Associated Foundations, David and Inez Myers Foundation and the Musical Arts Association. In addition, Mr. Ratner serves on the Board of Governors for the National Association of Real Estate Investment Trusts, on the Executive Committee for the United Way Services and is a Trustee-for-Life for the Jewish Community Federation.

Shares of Common Stock beneficially owned: 11,900*	Nominee to Class III (term expiring in 2011)

William B. Summers, Jr., age 58 — Director since 2004

Retired Chairman and Chief Executive Officer of McDonald Investments Inc., an investment banking and securities firm and a subsidiary of KeyCorp. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a Director of Developers Diversified Realty Corporation, and Greatbatch, Inc. and a member of the Advisory Boards of Molded Fiber Glass Companies and Dix & Eaton Inc.

Shares of Common Stock beneficially owned: 18,300	Nominee to Class III (term expiring in 2011)

*  Mr. Ratner has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2008, Mr. Ratner had approximately 3,438 stock equivalent units in the Deferred Compensation Program.

Dr. Jerry Sue Thornton, age 61 — Director since 1999

President of Cuyahoga Community College since 1992. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. from the University of Texas at Austin and her M.A. and B.A. from Murray State University. Dr. Thornton is also a Director of National City Corporation, American Greetings Corporation, American Family Insurance and Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Cleveland, Greater Cleveland Partnership and the Rock and Roll Hall of Fame and Museum — Cleveland and New York.

Shares of Common Stock beneficially owned: 10,002*	Nominee to Class III (term expiring in 2011)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

General John P. Abizaid, age 57 — Director since 2008

Senior Partner, JPA Partners LLC, a Nevada-based strategic and analytic consulting firm. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid graduated from the U.S. Military Academy with a bachelor of science degree in 1973. His civilian studies include an Olmsted Scholarship at the University of Jordan, Amman, and a master of arts degree in Middle Eastern studies at Harvard University. Gen. Abizaid is a highly decorated officer who has been awarded the Defense Distinguished Service Medal, the Army Distinguished Service Medal, Legion of Merit and the Bronze Star.

Shares of Common Stock beneficially owned: 2,000	Director in Class II (term expiring in 2009)

Bruce A. Carbonari, age 52 — Director since 2002

President and Chief Executive Officer, Fortune Brands, Inc., a diversified consumer products company, since 2008. He served as President and Chief Operating Officer from 2007 to 2008. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chairman and Chief Executive Officer, from 2005 until 2007 and as President and Chief Executive Officer, from 2001 to 2005. Prior to joining the Moen business as President and Chief Operating Officer in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981. Mr. Carbonari also serves on the board of the Rock and Roll Hall of Fame and Museum.

Shares of Common Stock beneficially owned: 9,980	Director in Class II (term expiring in 2009)

*  Dr. Thornton has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of her Directors’ fees in the form of stock equivalent units. As of May 31, 2008, Dr. Thornton had approximately 19,348 stock equivalent units in the Deferred Compensation Program.

James A. Karman, age 71 — Director since 1963

Retired Vice Chairman, RPM International Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager at The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM. From 1973 through 1978, Mr. Karman served as our Executive Vice President, Secretary and Treasurer and, prior to that time, as Vice President — Finance and Treasurer. From 1978 to 1999, he served as our President and Chief Operating Officer. Mr. Karman also served as Chief Financial Officer from 1982 to 1993, and again in 2001. He was Vice Chairman from 1999 to 2002.

Shares of Common Stock beneficially owned: 159,644	Director in Class II (term expiring in 2009)

Donald K. Miller, age 76 — Director since 1972

Chairman of Axiom International Investors LLC, an international equity asset management firm, since 1999. From 1986 to 1996, Mr. Miller was Chairman of Greylock Financial Inc., a venture capital firm. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. (“Thomson”), a money management firm, from 1990 to 1993 and Vice Chairman from 1993 to 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller served as Director of PIMCO Advisors, L.P. from 1994 to 1997. Mr. Miller is a Director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from 1987 through 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration.

Shares of Common Stock beneficially owned: 45,200	Director in Class II (term expiring in 2009)

Joseph P. Viviano, age 70 — Director since 2001

Retired Vice Chairman of Hershey Foods, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to 2000, and as its President and Chief Operating Officer from 1994 to 1999. Mr. Viviano is also a Director of Reynolds American Inc.

Shares of Common Stock beneficially owned: 20,200*	Director in Class II (term expiring in 2009)

*  Mr. Viviano has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2008, Mr. Viviano had approximately 9,035 stock equivalent units in the Deferred Compensation Program.

David A. Daberko, age 63 — Director since 2007

Retired Chairman of the Board, National City Corporation. Mr. Daberko earned a bachelor’s degree from Denison University and a master’s degree in Business Administration from the Weatherhead School of Management at Case Western Reserve University. He joined National City Bank in 1968. Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland in 1987. He served as President and Chief Operating Officer of National City Corporation from 1993 until 1995 when he was named Chairman and Chief Executive Officer. Mr. Daberko retired from the position of Chief Executive Officer of National City Corporation as of July 23, 2007 and from its board of directors in December 2007. Mr. Daberko is a director of Marathon Oil Corporation. He is a trustee of Case Western Reserve University, University Hospitals Health System and Hawken School.

Shares of Common Stock beneficially owned: 4,700	Director in Class I (term expiring in 2010)

William A. Papenbrock, age 69 — Director since 1972

Retired Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law, since 2000. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold LLP as an attorney in 1964. He became a partner of the firm in 1969 and is the past Vice Chairman of the firm’s Executive Committee. Calfee, Halter & Griswold LLP serves as counsel to the Company.

Shares of Common Stock beneficially owned: 27,072	Director in Class I (term expiring in 2010)

Frank C. Sullivan, age 47 — Director since 1995

President and Chief Executive Officer, RPM International Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001 and was elected Chief Executive Officer in 2002. Mr. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the National Paint and Coatings Association, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership, the Ohio Business Roundtable, the Army War College Foundation, Inc. and the Medina County Bluecoats. Frank C. Sullivan is the son of Thomas C. Sullivan.

Shares of Common Stock beneficially owned: 1,084,909	Director in Class I (term expiring in 2010)

Thomas C. Sullivan, age 71 — Director since 1963

Chairman, RPM International Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. Mr. Sullivan is a Director of Kaydon Corporation.

Shares of Common Stock beneficially owned: 224,780	Director in Class I (term expiring in 2010)

INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers, and employees.

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company amended the Audit Committee Charter on January 27, 2008, and a copy of the amended and restated Audit Committee Charter is attached to this Proxy Statement as Annex A. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. Pursuant to the NYSE listing standards, the Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM’s senior management.

In July 2008, the Board of Directors performed its annual director independence review for 2009. As part of this review, the Board of Directors considered common public, private and charitable board memberships among our executive officers and Directors, including Dr. Thornton and Messrs. Carbonari, Daberko, Nance, Ratner and Summers. The Board of Directors does not believe that any of these common board memberships impair the independence of the Directors. In addition, the Board of Directors considered that Mr. Nance is the Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., a law firm that provides legal services to the Company. The Board of Directors also considered that Mr. Papenbrock is a retired partner of Calfee, Halter & Griswold LLP, a law firm that provides legal services to the Company. The Board of Directors does not believe that either of these law firm relationships impair the independence of the Directors.

In determining the independence of Mr. Daberko, the Board of Directors further considered the stock transfer agent and banking services provided by National City Bank. The Board of Directors determined that Mr. Daberko had no material interest in any such transactions.

As a result of this review, the Board of Directors determined that 11 out of 13 current Directors are independent, and all members of the Audit Committee, the Compensation Committee and the Governance

and Nominating Committee are independent. The Board of Directors determined that Dr. Thornton and Messrs. Abizaid, Carbonari, Daberko, Karman, Miller, Nance, Papenbrock, Ratner, Summers and Viviano meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE.

Mr. Frank C. Sullivan is not considered to be independent because of his position as President and Chief Executive Officer of RPM. Mr. Thomas C. Sullivan is not considered to be independent because he is the father of Mr. Frank C. Sullivan.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website and is attached hereto as Annex A.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has also determined that each member of the Audit Committee, other than Mr. Papenbrock, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each audit committee financial expert also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, the 2003 Restricted Stock Plan for Directors and the 2004 Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. The Compensation Committee may delegate its authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer and our Executive Vice President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of such consultants.

Governance and Nominating Committee

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, selection, qualification and nomination of the members of the Board of Directors and nominees to the Board, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the Annual Meeting or is only being provided for consideration by the Governance and Nominating Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the Annual Meeting, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice.

Committee Membership

Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 2008 in parentheses:

Executive		Compensation	Governance and
Committee (0)	Audit Committee (5)	Committee (3)	Nominating Committee (3)

Frank C. Sullivan	Donald K. Miller	Charles A. Ratner	Joseph P. Viviano
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Charles A. Ratner	James A. Karman	John P. Abizaid	Bruce A. Carbonari
Thomas C. Sullivan	William A. Papenbrock	David A. Daberko	Frederick R. Nance
William B. Summers, Jr.	William B. Summers, Jr.	Dr. Jerry Sue Thornton	William A. Papenbrock
Dr. Jerry Sue Thornton

Under the Company’s Amended and Restated By-Laws, the Board of Directors may designate one or more independent Directors as alternate members of any Committee, in order to replace any absent or disqualified member at any meetings. The Board of Directors has designated Mr. Papenbrock as an alternate member of the Compensation Committee and Dr. Thornton as an alternate member of the Governance and Nominating Committee. Each alternate member also meets the applicable independence, composition and related requirements of the Commission and the NYSE with respect to his or her respective Committees.

Board Meetings

The Board of Directors held four meetings during the fiscal year ended May 31, 2008. All of the Directors, during the fiscal year ended May 31, 2008, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the periods that the Director served.

Independent Directors Meetings

Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan, was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2008. The Company’s independent Directors meet in executive sessions each year in January, April and July. For the coming year, the presiding Director for the January, April and July meetings will be Joseph P. Viviano, Charles A. Ratner, and Donald K. Miller, respectively.

Communications with the Board of Directors

Stockholders and other interested persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the presiding Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by RPM’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors were present at the October 2007 Annual Meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is that our executive officers should be well compensated for achieving strong operating results. We seek to compensate our executive officers at a fair level of compensation which reflects RPM’s positive operating financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when we exceed our annual business plan. Our primary compensation goals are to retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists of four independent Directors (and one alternate member) who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee, as well as the alternate member, qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Comparative Framework

We periodically evaluate the competitiveness of our executive compensation programs. In 2006, the Compensation Committee retained a professional compensation consulting firm, Mercer Human Resource Consulting, or Mercer, to conduct a compensation benchmark study. Mercer reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the diversified chemicals and specialty chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. These companies included:

PPG Industries, Inc.	Imperial Chemical Industries PLC*	Rohm and Haas Company
The Sherwin-Williams Company	The Lubrizol Corporation	The Valspar Corporation
PolyOne Corporation	Ferro Corporation	H.B. Fuller Company
Nalco Holding Company	Cytec Industries Inc.	Rockwood Holdings, Inc.
Albemarle Corporation	FMC Corporation

*	Akzo Nobel N.V. acquired Imperial Chemical Industries PLC (ICI) in June 2008.

Mercer reviewed compensation surveys for durable goods manufacturers, industry data and peer group proxy disclosure to determine competitive pay levels for each officer position in each of the following categories: base salary, annual bonus, total cash compensation (current base salary plus annual bonus), long-term incentives and total direct compensation (base salary plus annual bonus plus long-term incentives). Based on its analysis and findings, Mercer concluded that the Company’s total cash compensation was above the market, but long-term equity incentive levels lag the competitive market, and therefore recommended that the Company consider increasing long-term equity incentive opportunities for its Chief Executive Officer and other key officers.

Elements of Compensation

Our named executive officer compensation program for fiscal 2008 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Equity-based incentives, including restricted stock and stock appreciation rights.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). In July 2007, our Compensation Committee granted new long-term incentive awards in order to more heavily weight the mix of compensation for our named executive officers toward at-risk pay. Maintaining this pay mix will result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance.

Role of Executives in Determining Compensation

Our Chief Executive Officer and our Executive Vice President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and expected contributions to RPM of each named executive officer. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies. Consistent with this philosophy, in July 2007 our Chief Executive Officer recommended to the Compensation Committee increases in base salary for each of the named executive officers for fiscal 2008. These increases were based upon an analysis of:

•	RPM’s fiscal 2007 operating results (excluding asbestos items);

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2006 and 2007 and proposed amounts for 2008.

In July 2008, our Chief Executive Officer recommended to the Compensation Committee increases in base salary for each of the named executive officers for fiscal 2009. As in the past, these increases were based upon an analysis of:

•	RPM’s fiscal 2008 operating results (excluding asbestos items);

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2007 and 2008 and proposed amounts for 2009.

The increased base salary amounts for fiscal 2009, which were effective as of June 1, 2008, are: Mr. Sullivan, $825,000; Mr. Rice, $465,000; Mr. Tompkins, $465,000; and Mr. Hoogenboom, $346,000.

Annual Cash Incentive Compensation

For fiscal 2008, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. All named executive officers who are Covered Employees under Section 162(m) of the Internal Revenue Code, namely the Chief Executive Officer and the next three highest paid executive officers, excluding the Chief Financial Officer, participated in the fiscal 2008 incentives. Although the Chief Financial Officer is not a Covered Employee by definition, the Compensation Committee evaluates the Chief Financial Officer under the same performance criteria in awarding incentive compensation as used to determine the cash incentive compensation of the other named executive officers. The amount of cash incentive compensation earned by our named executive officers in fiscal 2008 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2008.

In August 2007, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive compensation award pool under the Incentive Compensation Plan, or the Incentive Plan, to be awarded to each of the Covered Employees in respect of the Company’s performance for the fiscal year ending May 31, 2008 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 20%; P. Kelly Tompkins, 20%; and Paul G. P. Hoogenboom, 20%. The Compensation Committee also determined that for fiscal 2008 the cash incentives paid would range from zero to 133% of salary with a target of 100% of salary. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Incentive Plan in place for fiscal 2008 provided for an aggregate cash incentive compensation award pool of 1.5% of our pre-tax income for fiscal 2008. In July 2008, the Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2008, the Company’s reported pre-tax income was $327 million, excluding asbestos items, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $4.9 million. Upon the recommendation of our Chief Executive Officer, and after a review of a variety of factors including an analysis of the Company’s net sales, gross profit, operating income and net income for 2008 as compared to the Company’s business plan and fiscal 2007 results, the Committee awarded cash incentives totaling $2.15 million to the Covered Employees. Cash incentive compensation paid to the Covered Employees ranged from 69% to 133% of their salary for fiscal 2008 based on achievement of individual performance objectives, and the total of the awards made to the Covered Employees was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The former Chief Financial Officer, Ernest Thomas, was not paid cash incentive compensation for fiscal 2008 as he had left the Company prior to the determination of the incentive compensation awards. In addition, Mr. Matejka was not paid cash incentive compensation for fiscal 2008 as he had retired prior to the determination of the incentive compensation awards.

In August 2008, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive award pool under the Incentive Plan to be awarded to each of the Covered Employees under Section 162(m) of the Internal Revenue Code in respect of the Company’s performance for the fiscal year ending May 31, 2009 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 20%; Paul G. P. Hoogenboom, 20%; and Stephen J. Knoop (Senior Vice President — Corporate Development), 20%. The Compensation Committee also determined that for fiscal 2009 the cash incentive compensation paid would range from zero to 133% of salary with a target of 100% of salary. P. Kelly Tompkins, the current Chief Financial Officer of the Company, although not a Covered Employee under the Section 162(m) definition, is eligible to receive cash incentive compensation for fiscal 2009 based on the same performance criteria as the Covered Employees listed above.

At the 2007 Annual Meeting, the stockholders voted on and approved the adoption of the RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan. For fiscal 2008 and future years, this plan will be utilized as the primary annual cash incentive program.

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2004 Omnibus Equity and Incentive Plan, or Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. Our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation:

•	the value of similar incentive awards to chief executive officers in our peer group and other similar companies, and

•	awards given to the Chief Executive Officer in past years.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business plan goals, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer.

The Compensation Committee uses the various equity incentive awards available to it under the Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance,

•	to incentivize future performance (both short-term and long-term),

•	to align executives’ long-term interest with that of the stockholders, and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock-settled stock appreciation rights.

Performance Earned Restricted Stock (PERS).  The Compensation Committee awards Performance Earned Restricted Stock, or PERS, under the Omnibus Plan. The threshold and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year. The determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the October meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. For example, with respect to fiscal 2007, the maximum number and performance goals were set in July 2006 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in October 2007. The actual grants were made by the Compensation Committee at that meeting.

The percentage of shares with respect to which the performance goal has been achieved is determined by reference to the percentage increase of planned earnings before interest and taxes which is attained. In making the determination of whether the planned increase has been attained, the actual fiscal year results are adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as certified by the Company’s independent registered public accounting firm. If less than 75% of the planned increase is attained, then the performance goal will not be achieved with respect to any shares. If 75% to 100% of the planned increase is attained, then the performance goal will be achieved with respect to an equivalent percentage of shares. For example, if 91% of the planned increase is attained, then the performance goal will be achieved with respect to a maximum amount of 91% of the shares. The percentage of the planned increase attained will be rounded down to the closest whole number (e.g., 85.5% would be rounded down to 85%). If more than 100% of the planned increase is attained, then the performance goal will be achieved with respect to 100% of the shares.

In October 2007, based on the Company’s attainment of performance goals for fiscal 2007 that were set in July 2006, the Compensation Committee awarded PERS totaling 152,500 shares to executive officers. PERS awards granted to the named executive officers in October 2007 are set forth below in the Grants of Plan-Based Awards for fiscal 2008 table. The named executive officers may or may not receive the maximum award of PERS based on achievement of individual performance objectives.

In July 2007, pursuant to the Omnibus Plan, the Compensation Committee approved a contingent award of PERS to the named executive officers of up to 160,000 shares (including 70,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2008 performance goals related to an increase in planned earnings before interest and taxes. The Compensation Committee set the performance goals related to an increase in planned earnings before interest and taxes at a level it believed to be achievable, but which would require the Company to meaningfully grow earnings. In October 2008, the Compensation Committee will determine whether the 2008 increase in planned earnings before interest and taxes has been achieved and the actual number of PERS to be granted with respect to fiscal 2008, if any. The maximum number of PERS that may be granted for each of the named executive officers is set forth below in the Grants of Plan-Based Awards for fiscal 2008 table.

Stock Appreciation Rights (SARs).  In October 2007, pursuant to the Omnibus Plan, the Compensation Committee awarded Stock Appreciation Rights, or SARs, totaling 475,000 shares to the executive officers. The SARs awards granted to the named executive officers in October 2007 are set forth below in the Grants of Plan-Based Awards for Fiscal 2008 table.

Supplemental Executive Retirement Plan (SERP) Restricted Stock.  The RPM International Inc. 2007 Restricted Stock Plan was established to provide for the cash payment of supplemental retirement and death benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2007, the Compensation Committee awarded 28,026 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan. In July 2008, the Compensation Committee awarded 22,814 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan.

Performance Accelerated Restricted Stock (PARS) Plan.  The 2002 Performance Accelerated Restricted Stock Plan was adopted by the Board of Directors and approved by the Company’s stockholders in 2002. The purpose of the PARS Plan was to provide an added incentive to key officers to improve the long-term performance of the Company. Restrictions on the shares granted under the PARS Plan would lapse if all performance goals were attained during any fiscal year beginning prior to June 1, 2011 and, alternatively, restrictions on shares would lapse on May 31, 2012 for any participant who had been continually employed with the Company or a subsidiary from June 1, 2002 to May 31, 2012. The performance goals for the Company in any fiscal year beginning prior to June 1, 2011 were as follows: (a) Company earnings of at least $200 million and

(b) basic earnings per share of at least $1.75, both calculated in accordance with U.S. generally accepted accounting principles. The PARS Plan was not considered a performance-based compensation plan satisfying the requirements of Section 162(m) of the Internal Revenue Code and, therefore, payments made by the Company under the plan may not be entirely tax deductible. As fiscal 2007 earnings were approximately $208 million and basic earnings per share for fiscal 2007 were $1.76, the Compensation Committee determined that the outstanding PARS shares vested on July 16, 2007. Consequently, the PARS Plan was terminated on July 17, 2007.

Performance Contingent Restricted Stock (PCRS).  In July 2007, the Compensation Committee approved contingent awards of Performance Contingent Restricted Stock, or PCRS, to the named executive officers. The purpose of the PCRS awards is to provide an added incentive to key officers to improve the long-term performance of the Company. The Compensation Committee determined that the PCRS awards were appropriate to continue the long-term incentive opportunity to key officers that was previously satisfied by the PARS awards. The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The determination of whether and to what extent the PCRS awards are achieved will be made by the Compensation Committee following the close of fiscal 2010.

In making the determination of whether and to what extent the PCRS goals have been achieved, the actual fiscal 2010 results will be adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as audited by the Company’s independent registered public accounting firm, as well as major acquisitions and divestitures. The percentage of PCRS with respect to which the performance goals have been achieved will be determined by reference to the net income level and the return on invested capital during the performance period. The percentage of PCRS with respect to which the performance goals are not achieved will be forfeited. The Compensation Committee set the performance goals related to the PCRS awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings.

Timing of Equity Grants

Equity grants are made in July and October at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Employment Agreements

We are, or were (in the case of Mr. Matejka), a party to the following employment agreements with our named executive officers:

•	Frank C. Sullivan. On August 16, 2006, we amended and restated our October 11, 2002 employment agreement with Mr. Sullivan, effective as of June 1, 2006, pursuant to which Mr. Sullivan serves as our President and Chief Executive Officer. Under his employment agreement, Mr. Sullivan is entitled to an annual base salary of not less than $825,000 effective as of June 1, 2008.

•	Robert L. Matejka. On August 16, 2006, we amended and restated our February 1, 2001 employment agreement, as amended on October 14, 2002, with Mr. Matejka, effective as of June 1, 2006, pursuant to which Mr. Matejka served as our Vice President — Chief Financial Officer and Controller. Mr. Matejka subsequently retired on January 15, 2008, and he continues to serve as a consultant to the Company on various projects under a consulting agreement. Under the terms of his consulting agreement, the Company pays Mr. Matejka $12,500 per month for his services. The consulting agreement was effective through June 30, 2008 and has continued on a month-to-month basis thereafter.

•	Ronald A. Rice. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Rice, pursuant to which Mr. Rice serves as our Executive Vice President and Chief Operating Officer. Under his employment agreement, Mr. Rice is entitled to an annual base salary of not less than $465,000 effective as of June 1, 2008.

•	P. Kelly Tompkins. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Tompkins, pursuant to which Mr. Tompkins served as our Executive Vice President and Chief Administrative Officer. Under his employment agreement, Mr. Tompkins is entitled to an annual base salary of not less than $465,000 effective as of June 1, 2008. In June 2008, Mr. Tompkins was appointed our Executive Vice President — Administration and Chief Financial Officer.

•	Paul G. P. Hoogenboom. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Hoogenboom, pursuant to which Mr. Hoogenboom serves as our Senior Vice President — Manufacturing and Operations and Chief Information Officer. Under his employment agreement, Mr. Hoogenboom is entitled to an annual base salary of not less than $346,000 effective as of June 1, 2008.

Pursuant to the employment agreements, each of Messrs. Frank C. Sullivan, Rice, Tompkins and Hoogenboom serves for a term ending on May 31, 2008, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of these named executive officers has been extended to May 31, 2009. Each of Messrs. Frank C. Sullivan, Rice, Tompkins and Hoogenboom is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Messrs. Frank C. Sullivan, Rice, Tompkins and Hoogenboom are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of these named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.

See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.

Post-Employment Compensation and Change in Control

Each of the employment agreements with Messrs. Frank C. Sullivan, Rice, Tompkins and Hoogenboom provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control. We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.” Mr. Thomas did not have an employment agreement with the Company. The employment agreement with Mr. Matejka is no longer in effect, as he has retired.

Section 162(m) of the Internal Revenue Code

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the next three highest paid executive officers of the Company, excluding the Chief Financial Officer. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the Omnibus Plan satisfy the requirements of Section 162(m). Although the Compensation Committee carefully considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation. In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges, and as previously mentioned, with respect to the PARS Plan.

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits, and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2008, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executive officers are not taxed on their contributions to the 401(k) Plan or earnings on those contributions until they receive distributions from the 401(k) Plan, and all RPM contributions are tax deductible by us when made.

During fiscal 2008 we provided car allowances to our named executive officers. Also during 2008, we made periodic executive physical examinations available to each named executive officer and provided financial and estate planning to Messrs. Frank C. Sullivan, Rice and Tompkins. In addition, we paid life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2008.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2008.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2008 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Charles A. Ratner, Chairman
John P. Abizaid
David A. Daberko
Dr. Jerry Sue Thornton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, Chief Financial Officer and our other three highest paid executive officers for fiscal 2008. Where required, the table also sets forth compensation information for fiscal 2007.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred		All
						Option	Incentive Plan	Compensation		Other
Name and Principal		Salary		Bonus	Stock Awards	Awards	Compensation	Earnings		Compensation	Total
Position	Year	($)		($)(1)	($)(2)(3)(4)	($)(2)(3)	($)(5)	($)(6)		($)(7)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)

Frank C. Sullivan	2008	795,000		0	1,462,016	746,949	795,000	5,398		45,394	3,849,757
President and	2007	775,000		0	1,329,790	497,484	1,030,000	20,756		53,038	3,706,068
Chief Executive Officer
Ernest Thomas	2008	350,000	(8)	0	194,575	23,491	0	14,532	(11)	65,026	647,624
Senior Vice President and Chief Financial Officer (9)
Robert L. Matejka	2008	181,250	(8)	0	513,115	199,682	0	0	(10)	29,248	923,295
Vice President — Chief Financial	2007	280,000	(8)	0	402,221	125,997	370,000	41,620		38,952	1,258,790
Officer and Controller (9)
Ronald A. Rice	2008	450,000		0	556,207	150,103	600,000	4,876		51,739	1,812,925
Executive Vice	2007	435,000		0	471,163	150,118	575,000	15,793		39,447	1,686,521
President and Chief
Operating Officer
P. Kelly Tompkins	2008	450,000		0	536,097	150,103	310,000	12,577		34,984	1,493,761
Executive Vice	2007	435,000		0	482,860	150,118	575,000	22,493		47,022	1,712,493
President and Chief
Administrative Officer (12)
Paul G. P. Hoogenboom	2008	335,000		0	299,289	116,640	445,000	8,292		24,783	1,229,004
Senior Vice	2007	325,000		0	394,470	125,997	430,000	15,509		29,320	1,320,296
President —
Manufacturing and Operations, Chief Information Officer

(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock, SARs and stock options set forth in these columns is equal to the compensation cost recognized during fiscal 2008 and fiscal 2007 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures related to service-based vesting conditions were included. This valuation method values restricted stock (including PERS, PARS, PCRS and SERP restricted stock), SARs and stock options granted during 2008 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2008 Annual Report to Stockholders.

(3)	Information regarding the shares of restricted stock and SARs granted to our named executive officers during fiscal 2008 is set forth in the Grants of Plan-Based Awards for Fiscal 2008 table. The Grants of Plan-Based Awards for Fiscal 2008 table also sets forth the aggregate grant date fair value of the restricted stock and stock options granted during 2008 computed in accordance with FAS 123R.

(4)	As described in the Compensation Discussion and Analysis under the heading “Equity Compensation,” the previously-awarded PARS vested in July 2007 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2007.

(5)	The amounts set forth in this column were earned during 2008 and paid in July 2008 and earned during 2007 and paid in July 2007 for 2008 and 2007, respectively, under our Incentive Plan.

(6)	The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under our Retirement Plan. During 2008 and 2007, there were no above-market or preferential earnings on nonqualified deferred compensation.

(7)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, split dollar life insurance premiums, automobile allowances, financial/estate planning and periodic executive physical examinations. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2008, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: automobile allowance: Mr. Frank C. Sullivan $25,424 and Mr. Rice $32,099; relocation expenses: Mr. Thomas $39,294. The value of the automobile allowance is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes and includes personal and business use.

(8)	Mr. Thomas elected to defer a portion of his salary under our Deferred Compensation Plan. The aggregate cash amount deferred by Mr. Thomas for fiscal 2008 was $157,500 and is included within the Salary column. Mr. Matejka elected to defer a portion of his salary and non-equity incentive plan compensation under our Deferred Compensation Plan. The aggregate cash amount deferred by Mr. Matejka during fiscal 2008 was $63,958 and $69,767 during fiscal 2007 and the portions of those amounts related to salary and non-equity incentive compensation are included within the Salary and Non-Equity Incentive Plan Compensation columns, respectively.

(9)	Mr. Thomas was elected Senior Vice President on June 1, 2007 and Chief Financial Officer on August 1, 2007. Compensation information for fiscal 2007 for Mr. Thomas is omitted from the Summary Compensation Table pursuant to Commission rules. Mr. Thomas left the Company on June 18, 2008. Mr. Matejka retired as Chief Financial Officer on August 1, 2007, and retired as Vice President — Controller on January 15, 2008. Mr. Matejka continues to serve as a consultant to the Company on various projects.

(10)	Due to his retirement, the present value for Mr. Matejka decreased by a net $173,684.

(11)	Mr. Thomas left the Company prior to his benefit vesting.

(12)	Mr. Tompkins was elected Executive Vice President — Administration and Chief Financial Officer in June 2008.

Grants of Plan-Based Awards For Fiscal 2008

								All
								Other
								Stock	All Other
								Awards:	Option
								Number	Awards:	Exercise	Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			of	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares	Securities	Price of	of Stock
		Plan Awards(1)			Awards			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(I)

Frank C. Sullivan	7/16/07
	SERP
	Restricted Stock(3)							8,940			209,822
	7/16/07 PCRS(4)							90,000			2,112,300
	7/16/07 2008
	PERS(5)				52,500		70,000
	10/4/07 2007
	PERS(6)							60,000			1,372,800
	10/4/07 SARs(7)								300,000	22.88	1,722,000
	Incentive Plan Award		795,000	1,057,350
Ernest Thomas	7/16/07
	PCRS(4)							24,000			563,280
	10/4/07 2007
	PERS(6)							6,000			137,280
	10/4/07 SARs(7)								25,000	22.88	143,500
Robert L. Matejka	7/16/07
	SERP
	Restricted Stock(3)							3,815			89,538
	10/4/07 2007
	PERS(6)							8,000			183,040
	Incentive Plan Award		290,000	385,700
Ronald A. Rice	7/16/07
	SERP
	Restricted Stock(3)							4,584			107,586
	7/16/07 PCRS(4)							40,000			938,800
	7/16/07 2008
	PERS(5)				22,500		30,000
	10/4/07 2007
	PERS(6)							30,000			686,400
	10/4/07 SARs(7)								40,000	22.88	229,600
	Incentive Plan Award		450,000	598,500
P. Kelly Tompkins	7/16/07
	SERP
	Restricted Stock(3)							5,203			122,114
	7/16/07 PCRS(4)							40,000			938,800
	7/16/07 2008
	PERS(5)				22,500		30,000
	10/4/07 2007
	PERS(6)							20,000			457,600
	10/4/07 SARs(7)								40,000	22.88	229,600
	Incentive Plan Award		450,000	598,500
Paul G. P. Hoogenboom	7/16/07
	SERP
	Restricted Stock(3)							3,119			73,203
	7/16/07 PCRS(4)							24,000			563,280
	7/16/07 2008
	PERS(5)				11,250		15,000
	10/4/07 2007
	PERS(6)							12,000			274,560
	10/4/07 SARs(7)								25,000	22.88	143,500
	Incentive Plan Award		335,000	455,550

(1)	These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2008 based on the goals set in July 2007. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FAS 123R. For a discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2008 Annual Report to Stockholders.

(3)	Shares of Supplemental Executive Retirement Plan (SERP) restricted stock awarded under the 2007 Restricted Stock Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)	Performance Contingent Restricted Stock (PCRS) awarded pursuant to the Omnibus Plan vests based upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The PCRS also vests upon a change in control with respect to the Company.

(5)	Performance Earned Restricted Stock (PERS) for which the threshold and maximum number of shares and performance goals with respect to fiscal 2008 were determined in July 2007. The Compensation Committee will determine whether and to what extent the PERS were achieved at its meeting on October 10, 2008.

(6)	Performance Earned Restricted Stock (PERS) awarded with respect to fiscal 2007. The restricted stock cliff vests after three years or vests in full upon normal retirement or upon a change in control with respect to the Company. Nonvested restricted shares of Common Stock under the Omnibus Plan are eligible for dividend payments.

(7)	Stock Appreciation Rights (SARs) granted pursuant to the Omnibus Plan. These SARs vest in four equal annual installments, beginning on October 4, 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary.  Salaries paid to our named executive officers pursuant to their employment agreements with us are set forth in the Summary Compensation Table. For fiscal 2008, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (21%), Mr. Thomas (54%), Mr. Matejka (20%), Mr. Rice (25%), Mr. Tompkins (30%), and Mr. Hoogenboom (26%). For fiscal 2007, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (21%), Mr. Matejka (22%), Mr. Rice (26%), Mr. Tompkins (25%), and Mr. Hoogenboom (25%). As noted in footnote (8) to the Summary Compensation Table, Mr. Matejka and Mr. Thomas each deferred a portion of their salary under our Deferred Compensation Plan which is described in more detail under the heading “Compensation Discussion and Analysis — Other Plans.”

Bonus.  No bonuses were awarded to our named executive officers during fiscal 2008 or fiscal 2007, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards.  The amounts in the Stock Awards column of the Grants of Plan-Based Awards for Fiscal 2008 table consist of restricted stock and performance earned restricted stock grants.

•	Restricted Stock. We granted restricted stock under our 2007 Restricted Stock Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis — Equity Compensation — Supplemental Executive Retirement Plan (SERP) Restricted Stock.” The SERP restricted stock awards granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2008.” The vesting of SERP restricted stock upon either the death or disability of the named executive officer or upon a change in control of our Company is described under the heading “Other Potential Post-Employment Compensation.”

•	PERS. Pursuant to our Omnibus Plan, we awarded performance earned restricted stock grants, or PERS, to our named executive officers. The PERS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2008.” These grants are described in further detail under the headings “Compensation Discussion and Analysis — Equity Compensation — Performance Earned Restricted Stock (PERS) and “Other Potential Post-Employment Compensation.”

The amounts included in the Stock Awards column of the Summary Compensation Table include the compensation cost recognized during fiscal 2008 and fiscal 2007 for financial statement purposes with respect to these 2008 grants in accordance with FAS 123R, as well as the compensation cost recognized during fiscal 2008 and fiscal 2007 for financial statement purposes with respect to prior years’ grants of SERP restricted stock, PERS and PARS awards. As described in the Compensation Discussion and Analysis under the heading “Equity Compensation,” the previously awarded PARS vested in July 2008 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2008.

Option Awards.  Pursuant to our Omnibus Plan, we awarded stock appreciation rights, or SARs, to our named executive officers. The SARs granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2008.” These grants are described in further detail under the heading “Compensation Discussion and Analysis — Equity Compensation — Stock Appreciation Rights (SARs).”

Non-Equity Incentive Plan Compensation.  The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement by the Company of a performance threshold. More information is set forth under the heading “Compensation Discussion and Analysis — Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  In conjunction with FAS 158, the Company changed its pension value measurement date from February 28th to May 31st. The change in the present value from May 31, 2007 to May 31, 2008 and from February 28, 2006 to February 28, 2007 of each of our named executive officer’s accrued pension benefits under our Retirement Plan was based upon the RP2000 generational mortality table for males and females. The interest rate used to determine the present values was 5.75% as of February 28, 2007 and 6.5% as of May 31, 2008. The present values were determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in our Retirement Plan — 65 years with five years of participation in our Retirement Plan. The present values also assumed that 25% of our named executive officers will be paid a life annuity and 75% will be paid a lump sum. Lump sums were valued using a 6.00% interest rate and the UP94 mortality table projected to 2002 as of February 28, 2007. As of May 31, 2008, the lump sum was determined using a 6.25% interest rate and the applicable mortality table outlined in IRC Section 417(e) projected to 2019. No pre-retirement decrements, including mortality, were assumed in these calculations.

All Other Compensation.  All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (7) of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis — Perks and Other Benefits.”

Employment Agreements.  Each named executive officer is employed under an employment agreement, with the exception of Mr. Thomas and Mr. Matejka (who was employed under an employment agreement until his retirement). The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis — Employment Agreements” and “Other Potential Post-Employment Compensation.”

Additional Information.  We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table provides information on the current holdings of stock options, SARs and restricted stock by the named executive officers at May 31, 2008.

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
				Equity						Incentive		Plan
				Incentive						Plan		Awards:
				Plan						Awards:		Market or
				Awards:					Market	Number		Payout Value
	Number of	Number of		Number of			Number of		Value of	of Unearned		of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Frank C. Sullivan

SERP
Restricted Stock							62,601	(4)	1,535,603
PERS							150,000	(5)	3,679,500
PERS to be awarded
10/10/08										70,000	(6)	1,717,100	(6)
PCRS										90,000	(7)	2,207,700	(7)
SARs	62,500	62,500	(8)		17.6500	10/05/2015
	31,250	93,750	(9)		18.8000	10/05/2016
	0	300,000	(10)		22.8800	10/04/2017
ISO	3,000	0			15.0000	8/03/2009
	19,200	0			9.2600	2/01/2011
	14,946	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	57,000	0			15.0000	8/03/2009
	60,600	0			9.5625	2/28/2010
	80,800	0			9.2600	2/01/2011
	85,054	0			14.0800	10/11/2012
	92,908	0			14.1000	10/10/2013
	93,750	25,578	(12)		17.6300	10/29/2014

Ernest Thomas (13)

PERS							6,000		147,180
PCRS										24,000		588,720

SARs	0	25,000			22.8800	10/04/2017

Robert L. Matejka

SARs	25,000	0			17.6500	1/15/2011
	25,000	0			18.8000	1/15/2011
ISO	10,000	0			8.8125	10/12/2010
	10,000	0			9.2600	1/15/2011
	10,000	0			10.2600	1/15/2011
	14,880	0			14.0800	1/15/2011
	7,092	0			14.1000	1/15/2011
	5,672	0			17.6300	1/15/2011
NQ	25,120	0			14.0800	1/15/2011
	32,908	0			14.1000	1/15/2011
	19,328	0			17.6300	1/15/2011

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
				Equity						Incentive		Plan
				Incentive						Plan		Awards:
				Plan						Awards:		Market or
				Awards:					Market	Number		Payout Value
	Number of	Number of		Number of			Number of		Value of	of Unearned		of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Ronald A. Rice

SERP
Restricted Stock							19,370	(14)	475,146
PERS							57,000	(15)	1,398,210
PERS to be awarded 10/10/08										30,000	(6)	735,900	(6)
PCRS										40,000	(7)	981,200	(7)
SARs	15,000	15,000	(8)		17.6500	10/05/2015
	7,500	22,500	(9)		18.8000	10/05/2016
	0	40,000	(10)		22.8800	10/04/2017
ISO	6,500	0			15.0000	8/03/2009
	4,750	0			9.5625	2/28/2010
	12,300	0			9.2600	2/01/2011
	15,360	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	5,900	0			9.2600	2/01/2011
	24,640	0			14.0800	10/11/2012
	42,908	0			14.1000	10/10/2013
	22,500	1,828	(12)		17.6300	10/29/2014

P. Kelly Tompkins

SERP
Restricted Stock							23,567	(16)	578,099
PERS							47,000	(17)	1,152,910
PERS to be awarded 10/10/08										30,000	(6)	735,900	(6)
PCRS										40,000	(7)	981,200	(7)
SARs	15,000	15,000	(8)		17.6500	10/05/2015
	7,500	22,500	(9)		18.8000	10/05/2016
	0	40,000	(10)		22.8800	10/04/2017
ISO	100	0			9.5625	2/28/2010
	23,025	0			9.2600	2/01/2011
	13,230	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	20,000	0			15.0000	8/03/2009
	6,975	0			9.2600	2/01/2011
	26,770	0			14.0800	10/11/2012
	42,908	0			14.1000	10/10/2013
	22,500	1,828	(12)		17.6300	10/29/2014

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
				Equity						Incentive		Plan
				Incentive						Plan		Awards:
				Plan						Awards:		Market or
				Awards:					Market	Number		Payout Value
	Number of	Number of		Number of			Number of		Value of	of Unearned		of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Paul G. P. Hoogenboom

SERP
Restricted Stock							13,296	(18)	326,151
PERS							26,000	(19)	637,780
PERS to be awarded 10/10/08										15,000	(6)	367,950	(6)
PCRS										24,000	(7)	588,720	(7)
SARs	12,500	12,500	(8)		17.6500	10/05/2015
	6,250	18,750	(9)		18.8000	10/05/2016
	0	25,000	(10)		22.8800	10/04/2017
ISO	10,000	0			15.0000	8/03/2009
	2,875	0			9.2600	2/01/2011
	14,978	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	3,375	0			9.2600	2/01/2011
	25,022	0			14.0800	10/11/2012
	32,908	0			14.1000	10/10/2013
	18,750	578	(12)		17.6300	10/29/2014

(1)	Market value of Common Stock reported in column (h) was calculated by multiplying $24.53, the closing market price of the Company’s Common Stock on May 30, 2008, the last business day of fiscal 2008, by the number of shares.

(2)	Market value of equity incentive awards of stock reported in column (i) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2008, the last business day of fiscal 2008, by the number of shares.

(3)	Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2008, the last business day of fiscal 2008, by the maximum number of shares that could be paid out.

(4)	These shares of SERP restricted stock vest on December 15, 2015, or earlier upon the death or disability of Mr. Sullivan or upon a change in control of the Company prior to that date.

(5)	These PERS vest according to the following schedule: 45,000 shares on October 5, 2008; 45,000 shares on October 5, 2009; and 60,000 shares on October 4, 2010.

(6)	In July 2007, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2008. The amounts set forth in columns (i) and (j) assume that the maximum number of PERS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2008 by the estimated number of shares in column (i). The Compensation Committee will determine whether and the extent to which the PERS have been achieved for fiscal 2008 and grant actual awards at its October 10, 2008 meeting.

(7)	The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The determination of whether and to what extent the PCRS awards are achieved will be made following the close of fiscal 2010. The amounts set forth in columns (i) and (j) assume that the maximum number of PCRS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 30, 2008, the last business day of fiscal 2008, by the maximum number of shares in column (i).

(8)	These SARs become exercisable in two equal annual installments on October 5, 2008 and October 5, 2009.

(9)	These SARs become exercisable in three equal annual installments on October 5, 2008, October 5, 2009 and October 5, 2010.

(10)	These SARs become exercisable in four equal installments on October 4, 2008, October 4, 2009, October 4, 2010 and October 4, 2011.

(11)	These incentive stock options become exercisable on October 29, 2008.

(12)	These non-qualified stock options become exercisable on October 29, 2008.

(13)	Mr. Thomas left the Company prior to his benefits vesting.

(14)	These shares of SERP restricted stock vest on November 7, 2017, or earlier upon the death or disability of Mr. Rice or upon a change in control of the Company prior to that date.

(15)	These PERS vest according to the following schedule: 12,000 shares vest on October 5, 2008; 15,000 shares vest on October 5, 2009; and 30,000 shares on October 4, 2010.

(16)	These shares of SERP restricted stock vest according to the following schedule: 3,305 shares vest on May 31, 2011; 15,029 shares vest on September 22, 2011; and 5,203 shares vest on July 16, 2012. These shares could vest earlier upon the death or disability of Mr. Tompkins or upon a change in control of the Company prior to that date.

(17)	These PERS vest according to the following schedule: 12,000 shares vest on October 5, 2008; 15,000 shares vest on October 5, 2009; and 20,000 shares vest on October 4, 2010.

(18)	These shares of SERP restricted stock vest on March 17, 2015. The shares could vest earlier upon the death or disability of Mr. Hoogenboom or upon a change in control of the Company prior to those dates.

(19)	These PERS vest according to the following schedule: 6,000 shares vest on October 5, 2008; 8,000 shares vest on October 5, 2009; and 12,000 shares vest on October 4, 2010.

Option Exercises and Stock Vested During Fiscal 2008

This table provides information for the named executive officers on stock option exercises and restricted stock vesting during fiscal 2008, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise	($)	(#)	($)
(a)	(#)(b)	(c)	(d)	(e)

Frank C. Sullivan	40,000	313,436	125,000	2,826,150
Ernest Thomas	—	—	—	—
Robert L. Matejka	—	—	78,920	1,756,377
Ronald A. Rice	28,500	218,336	47,000	1,084,260
P. Kelly Tompkins	20,000	129,060	47,000	1,084,260
Paul G. P. Hoogenboom	—	—	45,000	1,042,700

Pension Benefits for Fiscal 2008

		Number
		of		Payments
		Years	Present	During
		Credited	Value of	Last
		Service	Accumulated	Fiscal
	Plan	at	Benefit	Year
Name	Name	5/31/08	($)	($)
(a)	(b)	(c)	(d)	(e)

Frank C. Sullivan	RPM International Inc. Retirement Plan	19.3	143,344	0
Ernest Thomas(1)	RPM International Inc. Retirement Plan	1.0	14,532	0
Robert L. Matejka	RPM International Inc. Retirement Plan	7.4	0	237,161
Ronald A. Rice	RPM International Inc. Retirement Plan	13.3	95,785	0
P. Kelly Tompkins	RPM International Inc. Retirement Plan	11.9	136,213	0
Paul G. P. Hoogenboom	RPM International Inc. Retirement Plan	9.0	81,572	0

(1)	Mr. Thomas left the Company on June 18, 2008. His pension benefit was not vested.

The table above shows the present value of accumulated benefits payable to the each named executive officer, including each such named executive officer’s number of years of credited service, under the RPM International Inc. Retirement Plan (“Retirement Plan”) determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement

Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($225,000 for 2007). Compensation for each of the named executive officers during 2007 only includes $225,000 of the amount shown for 2007 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his attainment of the Social Security retirement age assuming his compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed 5 years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after 5 years of vesting service. All named executive officers, with the exception of Mr. Thomas, are vested and eligible to receive their benefits upon termination of employment.

Nonqualified Deferred Compensation for Fiscal 2008

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY ($)		in Last FY ($)	in Last FY ($)(1)	Distributions ($)	at Last FYE ($)
(a)	(b)		(c)	(d)	(e)	(f)

Frank C. Sullivan	0		0	9,568	0	91,763
Ernest Thomas	157,500	(2)	0	12,786	0	170,286
Robert L. Matejka	63,958	(2)	0	(27,984)	49,966	454,292
Ronald A. Rice	0		0	0	0	0
P. Kelly Tompkins	0		0	2,776	0	26,621
Paul G. P. Hoogenboom	0		0	1,332	0	12,777

(1)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

(2)	Mr. Thomas elected to defer a portion of his salary. The entire amount reported here for Mr. Thomas relates to salary for fiscal 2008 and is included in the Salary column of the Summary Compensation Table. Mr. Matejka elected to defer a portion of his salary and non-equity incentive plan compensation. Of the amount reported here for Mr. Matejka, $8,459 relates to salary for fiscal 2008 and is included in the Salary column of the Summary Compensation Table. The balance relates to non-equity incentive plan compensation earned for fiscal 2007 and paid in fiscal 2008 and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2008. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.

A participant’s deferrals and any matching contributions are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in Company stock or in mutual funds that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis. Deferrals of equity awards that would have been paid in Company stock before the deferral are not subject to investment direction by participants and are deemed to be invested in Company stock.

Deferrals of base salary, annual bonus amounts and deferred equity grants, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon Committee approval, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

Other Potential Post-Employment Compensation

The table below reflects the amount of compensation payable to each of the named executive officers, with the exception of Mr. Thomas and Mr. Matejka (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination and termination for cause, involuntary termination without cause and not within two years of a change in control and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 30, 2008 (the last business day of fiscal 2008). Consequently, the table reflects amounts earned as of May 30, 2008 (the last business day of fiscal 2008) and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements” below.

As Mr. Thomas did not have an employment agreement, he was not entitled to any post-employment compensation. Although Mr. Matejka did have an employment agreement, he retired prior to May 30, 2008. Upon retirement, the value of various items of equity compensation received by Mr. Matejka as a result of accelerated vesting is as follows: $84,375 (accelerated SARs); $462,880 (accelerated PERS); $250,797 (accelerated SERP restricted stock); and $21,313 (accelerated stock options).

Estimated Payments on Termination or Change in Control

	Frank C.	Ronald	P. Kelly	Paul G. P.
Event	Sullivan	A. Rice	Tompkins	Hoogenboom

Retirement
Accelerated SARs	$0	$0	$0	$0
Accelerated PERS	0	0	0	0
Accelerated SERP restricted stock	0	0	0	0
Accelerated stock options	0	0	0	0

Total	$0	$0	$0	$0

Death
Earned incentive compensation	$795,000	$600,000	$310,000	$445,000
Accelerated SARs	1,462,188	298,125	298,125	234,688
Accelerated SERP restricted stock	1,535,603	475,146	578,099	326,151
Accelerated stock options	215,625	51,750	51,750	43,125

Total	$4,008,416	$1,425,021	$1,237,974	$1,048,964

Disability
Earned incentive compensation	$795,000	$600,000	$310,000	$445,000
Accelerated SARs	1,462,188	298,125	298,125	234,688
Accelerated SERP restricted stock	1,535,603	475,146	578,099	326,151

Total	$3,792,791	$1,373,271	$1,186,224	$1,005,839

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A

Total	$0	$0	$0	$0

Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$5,475,000	$2,050,000	$2,050,000	$1,530,000
Health and welfare benefits	29,664	19,776	19,776	19,776
Estate and financial planning	4,250	4,250	4,250	4,250
Split-dollar life insurance coverage	267,066	76,366	73,774	55,884
Cash value of benefits under restricted stock plan	657,895	224,891	255,259	153,018
Accelerated SERP restricted stock	1,535,603	475,146	578,099	326,151

Total	$7,969,478	$2,850,429	$2,981,158	$2,089,079

Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$5,475,000	$3,075,000	$3,075,000	$2,295,000
Health and welfare benefits	29,664	29,664	29,664	29,664
Estate and financial planning	8,500	8,500	8,500	8,500
Split-dollar life insurance coverage	267,066	114,549	110,661	83,826
Cash value of benefits under restricted stock plan	657,895	337,337	382,889	229,527
Accelerated SERP restricted stock	1,535,603	475,146	578,099	326,151
Accelerated PCRS, PERS and SARs	7,349,388	2,677,535	2,432,235	1,461,188
Accelerated stock options	215,625	51,750	51,750	43,125
Outplacement assistance	20,700	20,700	20,700	20,700
Excise taxes	4,823,869	2,300,184	2,186,456	1,537,707

Total	$20,383,310	$9,090,365	$8,875,954	$6,035,388

Change in Control Only
Accelerated SERP restricted stock	$1,535,603	$475,146	$578,099	326,151
Accelerated PCRS, PERS and SARs	7,349,388	2,677,535	2,432,235	1,461,188
Accelerated stock options	215,625	51,750	51,750	43,125
Excise taxes	—	—	—	—

Total	$9,100,616	$3,204,431	$3,062,084	$1,830,464

Payments upon Retirement

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2008 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of PERS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, upon (a) the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the Supplemental Executive Retirement Plan (SERP) restricted stock grant or (b) the executive’s retirement on or after the age of 65, the restrictions on restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s voluntary retirement after attaining the age of 55 and completing at least five years of consecutive service with the Company, unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for each option for which vesting is accelerated.

Treatment of PCRS Awards.  Under the terms of the Performance Contingent Restricted Stock (PCRS) and escrow agreements, in the event of the executive’s voluntary retirement prior to the third anniversary of the date of the PCRS award, the executive’s PCRS award shall be forfeited.

Payments upon Death

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s death, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s death unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for each option for which vesting is accelerated.

Treatment of PERS and PCRS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements and the Performance Contingent Restricted Stock (PCRS) and escrow agreements, in the event of the executive’s death, the Compensation Committee may provide in its sole and exclusive discretion that the executive shall have vested in all or a portion of the PERS and PCRS awards. Thus, should the Compensation Committee exercise its discretion and vest the executive’s PERS and PCRS awards, actual amounts payable in the event of the executive’s death could be significantly higher than the amounts set forth in the foregoing table.

Payments upon Disability

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s disability, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of PERS and PCRS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements and the Performance Contingent Restricted Stock (PCRS) and escrow agreements, in the event of the executive’s total disability, the Compensation Committee may provide in its sole and exclusive discretion that the executive shall have vested in all or a portion of the PERS and PCRS awards. Thus, should the Compensation Committee exercise its discretion and vest the executive’s PERS and PCRS awards, actual amounts payable in the event of the executive’s total disability could be significantly higher than the amount set forth in the foregoing table.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus, for Mr. Frank C. Sullivan, three times the sum of, and for the other named executive officers, two times the sum of: (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation of health and welfare benefits for three years for Mr. Frank C. Sullivan, and for two years for the other named executive officers;

•	estate and financial planning services for a period of six months;

•	continuation of split-dollar life insurance coverage for a period of three years for Mr. Frank C. Sullivan, and two years for the other named executive officers;

•	a lump sum amount equal to the cash value of three years for Mr. Frank C. Sullivan, and two years for the other named executive officers, of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan); and

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation for a period of three years of health and welfare benefits;

•	estate and financial planning services for a period of one year;

•	a lump sum, three-year premium payment by the Company to the carrier on the split-dollar life insurance policy, with ownership of such policy also to be transferred to the executive at the cost of the Company;

•	a lump sum amount equal to the cash value of three years of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan);

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans;

•	the lapse of transfer restrictions on any restricted stock awarded under the PARS Plan and on any awards under the Omnibus Plan;

•	outplacement assistance for two years following the change in control;

•	a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement; and

•	up to $500,000 in legal fees incurred by the executive in the event that, following a change in control, he may be caused to institute or defend legal proceedings to enforce his rights under the employment agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

Payments upon a Change in Control Only

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of PERS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of PCRS Awards.  Under the terms of the Performance Contingent Restricted Stock (PCRS) and escrow agreements under which PCRS were granted, in the event of a change in control, the restrictions on unvested PCRS will lapse. The amounts set forth in the table for PCRS reflect the number of PCRS for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of a change in control, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our Common Stock on May 30, 2008.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of a change in control, unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our Common Stock on May 30, 2008 and the exercise prices for each option for which vesting is accelerated.

Excise Taxes.  The employment agreements provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2008

The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2008. Neither Mr. Thomas C. Sullivan, our Chairman, nor Mr. Frank C. Sullivan, our President and Chief Executive Officer, receives any additional compensation for services as a Director.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

John P. Abizaid(3)	14,500	0	0	0	0	0		14,500
Edward B. Brandon(4)	33,750	59,648	0	0	0	0		93,398
Bruce A. Carbonari	57,000	43,792	0	0	0	0		100,792
David A. Daberko(5)	28,000	11,022	0	0	0	0		39,022
James A. Karman	59,000	43,792	0	0	0	2,500	(8)	105,292
Donald K. Miller	74,000	43,792	0	0	0	0		117,792
Frederick R. Nance	58,000	11,022	0	0	0	0		69,022
William A. Papenbrock	63,000	43,792	0	0	0	2,500	(8)	109,292
Charles A. Ratner(6)	60,750	39,688	0	0	0	0		100,438
Thomas C. Sullivan(7)	0	0	0	0	0	358,375	(7)	358,375
William B. Summers, Jr.	59,000	43,792	0	0	0	0		102,792
Dr. Jerry Sue Thornton(6)	58,000	43,792	0	0	0	0		101,792
Joseph P. Viviano(6)	65,500	43,792	0	0	0	2,500	(8)	111,792

(1)	Cash fees include fees for attending Board and Committee meetings in fiscal 2008 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2008. These cash fee amounts have not been reduced to reflect a Director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (6) below.

(2)	The amounts set forth in this column reflect shares of restricted stock granted during fiscal 2008 and previous years under the 2003 Restricted Stock Plan for Directors. The amounts listed are equal to the compensation cost recognized during fiscal 2008 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures were included. Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2008 Annual Report to Stockholders.

For fiscal 2008, each Director who was a Director on October 4, 2007, other than Frank C. Sullivan and Thomas C. Sullivan, was granted 2,200 shares of restricted Common Stock. The aggregate grant date fair values computed in accordance with FAS 123R for the shares of restricted stock granted to these Directors during fiscal 2008 are as follows: Mr. Brandon ($0), Mr. Carbonari ($50,336), Mr. Daberko ($50,336), Mr. Karman ($50,336), Mr. Miller ($50,336), Mr. Nance ($50,336), Mr. Papenbrock ($50,336), Mr. Ratner ($50,336), Mr. Summers ($50,336), Dr. Thornton ($50,336) and Mr. Viviano ($50,336). Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2008 Annual Report to Stockholders.

The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2008 was as follows: Mr. Carbonari (6,900), Mr. Daberko (6,900), Mr. Karman (6,900), Mr. Miller (6,900), Mr. Nance (6,900), Mr. Papenbrock (6,900), Mr. Ratner (6,900), Mr. Summers (6,900), Dr. Thornton (6,900) and Mr. Viviano (6,900). Mr. Brandon held 6,700 shares of restricted stock at his retirement date. Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2007, shares of restricted stock awarded in 2004 vested and were delivered to the Directors.

(3)	Mr. Abizaid began his term as a Director on January 24, 2008 following his election by the Board of Directors.

(4)	Mr. Brandon retired as a Director on October 4, 2007.

(5)	Mr. Daberko began his term as a Director on October 4, 2007 following his election by the Board of Directors.

(6)	Mr. Ratner, Dr. Thornton and Mr. Viviano elected to defer payments of their Director fees paid under our Deferred Compensation Plan. Cash amounts deferred related to fiscal 2008 were as follows: Mr. Ratner ($60,750), Dr. Thornton ($58,000) and Mr. Viviano ($65,500). These amounts were credited to a stock equivalent unit account under the Deferred Compensation Plan. The number of stock equivalent units (which includes accrued dividends thereon) held by these Directors under the Deferred Compensation Plan at May 31, 2008 were as follows: Mr. Ratner (3,438), Dr. Thornton (19,348) and Mr. Viviano (9,035). The cash value of the these stock equivalent units that are related to fiscal 2008 is included within the “Fees Earned or Paid in Cash” column and is excluded from the calculations in the Stock Awards column.

(7)	During fiscal 2008, Mr. Thomas C. Sullivan was a party to a consulting agreement with the Company which provided for the payment by the Company of monthly fees of $25,000 and use of reasonable off-site office space, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant. Mr. Sullivan’s use of a part-time administrative assistant for fiscal 2008 has a value of approximately $20,800.

(8)	These amounts represent the dollar value of RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees.

For fiscal 2008, Directors who are not employees of or consultants to the Company received a quarterly fee of $12,500. In addition, the Audit Committee Chair received a quarterly fee of $3,750 and the Chair of each of the Compensation and Governance and Nominating Committees received a quarterly fee of $1,875. A non-employee or non-consultant Director who is not a member of a particular Committee but who attends a Committee meeting at the invitation or request of the Chief Executive Officer or the Chairman of the Committee receives $1,000 for attending the meeting in its entirety. With respect to equity compensation, Directors eligible to participate in the 2003 Restricted Stock Plan were granted a number of shares of restricted stock under the 2003 Plan in an amount approximately equal to the annual director fee of $50,000.

In order to create an appropriate compensation program for Directors and to bring total Board compensation to a competitive level, as well as to enhance the ability of the Company to recruit and retain Directors and further align interests of Directors with interests of stockholders, in October 2003 the Company’s stockholders adopted the 2003 Restricted Stock Plan for Directors that provides for the granting of shares of Common Stock to Directors who are not employees of or consultants to the Company. These grants are made annually on the date of the Annual Meeting of Stockholders. For fiscal 2008, each Director who was a Director on October 4, 2007, other than Frank C. Sullivan and Thomas C. Sullivan, was granted 2,200 shares of restricted Common Stock pursuant to the 2003 Restricted Stock Plan for Directors. Director John P. Abizaid, who was elected a Director by the Board of Directors on January 24, 2008, did not receive an award of restricted stock for fiscal 2008.

During fiscal 2008, Mr. Thomas C. Sullivan was a party to a consulting agreement with the Company which provided for the payment by the Company of monthly fees of $25,000 and certain other benefits. Pursuant to the terms of a Succession and Post-Retirement Consulting letter agreement entered into in April 2002, between Thomas C. Sullivan and the Company (the “Sullivan Consulting Agreement”), Mr. Sullivan stepped down from his position as the Chief Executive Officer of the Company effective as of October 11, 2002, and retired as an employee of the Company effective as of January 1, 2003. Mr. Sullivan, however, continues to serve as Chairman of the Board and as a member of the Board of Directors. The Sullivan Consulting Agreement expired by its terms on May 31, 2005 and was extended on June 8, 2005 (the “Extended Sullivan Consulting Agreement”). The Extended Sullivan Consulting Agreement provided that effective June 1, 2005 and continuing through May 31, 2007, Mr. Sullivan would serve the Company in a consulting capacity, providing assistance in the area of corporate development, such as identifying and introducing the Company to possible merger candidates and assisting in the consummation of such transactions.

The Extended Sullivan Consulting Agreement expired by its terms on May 31, 2007 and was extended effective June 1, 2007 (the “Fiscal 2008 Sullivan Consulting Agreement”). Under the Fiscal 2008 Sullivan

Consulting Agreement, Mr. Sullivan did not participate in any of the Company’s benefit plans, except as provided by law or as governed by the terms of the benefit plans themselves or by the terms of the Fiscal 2008 Sullivan Consulting Agreement. The Fiscal 2008 Sullivan Consulting Agreement provided that effective June 1, 2007 and continuing through May 31, 2008, Mr. Sullivan would serve the Company in a consulting capacity, providing assistance in the area of corporate development, such as identifying and introducing the Company to possible merger candidates and assisting in the consummation of such transactions. During the 12-month consulting period, Mr. Sullivan was entitled to monthly payments of $25,000, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant. The Fiscal 2008 Sullivan Consulting Agreement expired by its terms on May 31, 2008. For fiscal 2009, Mr. Sullivan will receive director compensation on the same basis as those Directors who are not employees of the Company.

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Mr. Frank C. Sullivan and son of Mr. Thomas C. Sullivan, is Vice President — Corporate Development for the Company and earned $295,833 in salary and annual bonus in fiscal 2008. He also received equity awards. Thomas C. Sullivan, Jr., has been employed by the Company or its subsidiaries for more than 20 years. His compensation is commensurate with his peers.

As described above, Thomas C. Sullivan, the father of Mr. Frank C. Sullivan, was a party to a consulting agreement with the Company that expired May 31, 2008. See “Director Compensation” for more information.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this proxy statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 30, 2008 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2008.

Number of securities
			Weighted-	remaining available
	Number of securities		average exercise	for future issuance
	to be issued upon		price of	under equity
	exercise of		outstanding	compensation plans
	outstanding options,		options, warrants	(excluding securities
Plan Category	warrants and rights		and rights	reflected in column (a))
	(a)		(b)	(c)(1)

Equity compensation plans approved by stockholders	3,230,281	(2)	$13.69	4,006,541
Equity compensation plans not approved by stockholders(3)	—		—	—

Total	3,230,281		$13.69	4,006,541

(1)	Includes 2,665,150 shares available for future issuance under the Omnibus Plan of which 1,205,150 shares may be subject to full value awards such as restricted stock, and 389,400 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors.

(2)	At May 31, 2008, 1,512,000 SARs were outstanding at a weighted-average grant price of $20.01. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2008.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended May 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

As described below under the heading “Proposal Two — Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of July 14, 2008.

Donald K. Miller, Chairman
James A. Karman
William A. Papenbrock
William B. Summers, Jr.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended May 31, 2008.

Our Board of Directors unanimously recommends a vote FOR Proposal Two to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2008 and 2007, various audit services and non-audit services were provided to the Company by Ernst & Young LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,
	2008	2007

Audit Fees	$5,755,000	$4,619,000
Audit-Related Fees	94,000	—
Tax Services	363,000	565,000
All Other Fees	—	—

Total Fees	$6,212,000	$5,184,000

Audit Fees:  The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2008 and 2007 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2008 and 2007 were $5,755,000 and $4,619,000, respectively.

Audit-Related Fees:  The aggregate fees relating primarily to employee benefit plan audits and other review services billed by Ernst & Young LLP were $94,000 for the fiscal year ended May 31, 2008.

Tax Fees:  The aggregate fees relating to tax compliance, advice and planning billed by Ernst & Young LLP were $363,000 and $565,000 for the fiscal years ended May 31, 2008 and 2007, respectively.

All Other Fees:  No other fees were billed by Ernst & Young LLP for fiscal years 2008 and 2007.

As part of the fiscal 2006 audit firm transition process whereby Ernst & Young LLP was engaged as the Company’s principal independent registered public accounting firm, several foreign audit firms (principally in Europe) continued as the statutory audit firms for the Company under previous multi-year engagement agreements. Essentially all such agreements terminated during fiscal 2006 and 2007, and were not renewed. In connection with these agreements, for fiscal 2007 the Company was billed for aggregate audit and audit related fees of approximately $230,000 and fees for tax services of approximately $267,000.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company’s Secretary at its principal executive offices no later than April 27, 2009 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Proxy Statement for the fiscal year ended May 31, 2009, unless the Company receives notice of such proposals prior to July 13, 2009.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary
RPM International Inc.
P.O. Box 777
Medina, Ohio 44258

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

Edward W. Moore
Vice President, General Counsel
and Secretary

August 25, 2008

Annex A

RPM INTERNATIONAL INC.
AUDIT COMMITTEE CHARTER
(AMENDED AND RESTATED JANUARY 24, 2008)

MISSION AND PURPOSE

The Audit Committee (“Audit Committee” or “Committee”) of RPM International Inc. (the “Company”) is appointed by the Board of Directors of the Company. The members of the Committee serve at the pleasure of the Board. The primary function of the Audit Committee is to (i) assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor; and (ii) prepare the report of the Audit Committee required to be included in the Company’s proxy statement for the Annual Meeting of Stockholders.

MEMBERSHIP

General.

The Committee shall consist of no less than three directors, including a Chair, as determined by the Board. Committee members shall be appointed by the Board of Directors each year at the October Board meeting and at other times when necessary to fill vacancies. Each Committee member shall serve for a period of one year or until such time as a member’s successor has been duly named and qualified. The duties and responsibilities of the members of the Audit Committee are in addition to those as members of the Board of Directors.

Independence and Qualifications.

Each member of the Committee shall meet the independence requirements as set forth by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “SEC”), as such requirements may be amended from time to time. Each member of the Audit Committee shall be financially literate, as determined by the Board of Directors, in its business judgment. Additionally, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment, sufficient to meet the criteria of an “Audit Committee Financial Expert” as defined by the SEC. If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. The Company will be required to disclose any such determination in its annual proxy statement.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall perform the following responsibilities and duties:

General Responsibilities:

•	The sole authority to appoint, retain and, where appropriate, terminate, the Company’s independent auditor. The Audit Committee shall also be directly responsible for the evaluation, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

•	Authority to retain independent counsel, accountants or other advisors, as it determines necessary to carry out its duties and conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, the compensation of any independent advisors employed by the Audit Committee and the Committee’s ordinary administrative expenses that are necessary and appropriate to carry out its duties.

•	Meet periodically with internal auditors, the independent auditor, and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

•	Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information satisfy legal requirements.

•	Prepare the report of the Audit Committee in accordance with regulations of the SEC, to be set forth in the proxy statement for the Company’s Annual Meeting of Stockholders.

•	Ensure that the Charter is included as an appendix to the Company’s proxy statement following any year in which the Charter has been materially amended. In all other years, disclose in the Company’s proxy statement that the Charter is available on the Company’s website, and provide the website address.

Responsibilities with Respect to the Independent Auditor and Management:

•	Review, discuss and evaluate the following with management and the independent auditor, at least annually:

(a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies;

(b) Any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative Generally Accepted Accounting Principle (“GAAP”) methods on the financial statements; and

(c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Set clear hiring policies and guidelines for employees or former employees of its independent auditor, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002.

•	Review annually a report by the independent auditor describing: (a) the firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

•	Inquire as to the independence of the independent public auditor. As part of this responsibility, the Committee will ensure that the independent auditor submits, on an annual basis to the Committee, a formal written statement delineating all relationships with and professional services rendered to the Company as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	In connection with the Committee’s evaluation of the auditor’s qualifications, performance and independence, the Committee is also to review and evaluate the lead partner of the audit engagement team and to ensure the rotation, if applicable, of the audit partners on the audit engagement team, in accordance with SEC rules or other applicable laws or regulations.

•	Review the nature and scope of the planned arrangements and scope of the annual audit, and the results of the audit findings (including the audit report) with the independent auditor, including those matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management’s response, including (a) any restrictions on the scope of activities or access to requested information, (b) any significant disagreements with management, and (c) significant issues discussed with the national office of the independent auditor.

•	Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Responsibilities with Respect to the Internal Auditor:

•	The Audit Committee will review and approve the nature and scope of the Company’s internal audit program and the results of internal audits, including the adequacy of the Company’s internal audit charter, plan, policies and internal controls and any significant findings and recommendations reported by the internal auditors (together with management’s response).

•	Review with the independent auditor and management, including the internal auditors (as appropriate), the responsibilities, structure, staffing and budget of the Company’s internal audit function, as well as the activities, organizational structure, and qualifications of the internal auditors. The Committee is to review the appointment or replacement of the senior internal auditing executive.

•	The Audit Committee has the authority to grant access to information or employees of the Company to the internal auditor as the Audit Committee determines necessary for the internal auditor to accomplish its responsibilities.

Responsibilities Related to Financial Statements and Disclosure Matters:

•	Discuss with management, internal audit and the independent auditor the Company’s annual financial statements and related notes, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Discuss with management, internal audit and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements, before the filing of the Company’s Quarterly Report on Form 10-Q.

•	Review disclosures regarding internal controls and other matters made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q. In this regard, the Audit Committee should specifically review and discuss, prior to public dissemination, management’s annual report on internal control over financial reporting required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules.

•	Review and discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (including the use of “proforma” or “adjusted” “non-GAAP financial information” contained in any such release or guidance). Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Chair of the Audit Committee may represent the entire Audit Committee for these purposes and shall report any such matters to the Audit Committee at its next meeting.

•	Review policies and procedures with respect to officers’ expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditor.

•	Review and discuss reports from the independent auditor on:

(a) All critical accounting policies and practices used;

(b) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) Other material written communications between the independent auditor and management including, but not limited to, any management letter, or schedule of unadjusted differences.

Responsibilities Related to Compliance Oversight:

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Audit Committee shall receive, on a quarterly basis, a written report of all items reported through such procedures.

•	Obtain from the independent auditor assurance that, if the independent auditor detects or becomes aware of any illegal act, the Audit Committee is adequately informed, and that a report has been provided to the Audit Committee if the independent auditor has reached specific conclusions with respect to such illegal acts.

•	Advise the Board with respect to the Company’s compliance with applicable laws and regulations. Discuss with management, including the General Counsel, legal compliance matters as well as other legal matters that may have a material impact on the Company’s financial statements. The Committee is also to receive from management any reports submitted by legal counsel to the Company of evidence of a material violation of securities laws or breaches of fiduciary duties or similar violations.

•	Receive copies of and discuss with management, including the General Counsel, and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies or which could have a material impact on the Company’s financial condition.

•	Receive copies of all material correspondence with the SEC.

•	Conduct or authorize such additional reviews, assessments or investigations as may be delegated to it by the Board of Directors, or on its own motion, as the Committee may deem necessary or appropriate to perform any of the foregoing functions.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADMINISTRATION

Meetings.

The Committee will meet at least quarterly, and more frequently if circumstances warrant. A majority shall constitute a quorum of the Committee for purposes of each meeting. All Committee actions shall be taken by a majority vote of the quorum of members present in person or by telephone at the meeting.

The Committee members will have sole discretion in determining the meeting attendees, which may include, but not necessarily be limited to, other Board members, members of senior management, the independent accountants or internal auditors, and the agenda for its meeting. These parties may be invited to participate in meetings of the Committee, but may be excused from participation in discussions of any matter under consideration at the discretion of the Committee.

The Committee will keep minutes of its meetings and promptly and regularly report on all Committee business and affairs to the Board. All members of the Board of Directors will receive a copy of the Audit Committee minutes following each such meeting.

Performance Evaluation of Committee.

The Committee will annually evaluate its performance in connection with the process established for Board and committee evaluations set forth in the Company’s Corporate Governance Guidelines. In this regard, the Committee will annually review this Charter and assess whether it is meeting its responsibilities under the Charter. The Committee will recommend such changes to this Charter, as it deems appropriate to the Board for approval.

BOARD OF DIRECTORS APPROVAL

This Charter was approved and adopted by the Board of Directors on January 24, 2008.

RPM INTERNATIONAL INC.
C/O NATIONAL CITY BANK
P.O. BOX 92301
CLEVELAND, OHIO 44193-0900
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to RPM International Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by RPM International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RPMIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPM INTERNATIONAL INC.

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES AND PROPOSALS.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
VOTE ON DIRECTORS

1. ELECTION OF DIRECTORS

(01) Frederick R. Nance	☐	☐	☐

(02) Charles A. Ratner
(03) William B. Summers, Jr.
(04) Jerry Sue Thornton

VOTE ON PROPOSAL						For		Against	Abstain

2.	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS RPM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MAY 31, 2009.						☐	☐	☐

In their discretion, to act on any other matter or matters which may properly come before the meeting.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

CONSENT TO ELECTRONIC DELIVERY
For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.		Yes ☐	No ☐	☐
By checking the box to the right, I consent to receive Proxy Statements and Annual Reports electronically via the Internet instead of in the mail. The Company will not distribute printed materials to me for future stockholder meetings unless I request them or revoke my consent and will notify me when and where its Proxy Statements and Annual Reports are available on the Internet.
							Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

DIRECTIONS TO THE HOLIDAY INN SELECT
STRONGSVILLE
15471 Royalton Road, Strongsville, OH
Phone: (440) 238-8800
FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS
AIRPORT)
I-71 South to the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE OHIO TURNPIKE EAST AND WEST
Ohio Turnpike (I-80) to I-71 South (exit 161). Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE EAST
I-480 West to I-71 South. Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE SOUTH
I-71 North to the Strongsville exit (#231).
Turn right at end of ramp and hotel is on the right hand side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

RPM INTERNATIONAL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE.
     The undersigned hereby appoints FRANK C. SULLIVAN and P. KELLY TOMPKINS, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Friday, October 10, 2008 at 2:00 P.M. EDT, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.
     IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL TWO.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE.
     This Proxy Card also instructs Wachovia Bank, N.A. as Trustee of RPM International Inc. 401(k) Trust and Plan and Union 401(k) Trust and Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the reverse side hereof.
     Wachovia Bank, N.A. will vote the shares represented by this Proxy Card that is properly completed, signed, and received by Wachovia Bank, N.A. before 5:00 p.m. EDT on October 7, 2008. Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. Wachovia Bank, N.A. will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.
     Wachovia Bank, N.A. makes no recommendation regarding any voting instruction.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE
          The Company has the option of providing its Proxy Statements and Annual Reports over the Internet. If you have not done so in prior years, you may give your consent to receive these documents via the Internet and we will advise you when these documents become available. Once you give your consent, it will remain in effect until you notify the Company in writing by mail that you wish to resume mail delivery of the Proxy Statements and Annual Reports. Even if you give your consent, you will have the right to request copies of these documents at any time by mail. You will be responsible for costs associated with Internet usage, such as telephone charges and access fees. To give your consent, if you have not done so in prior years, please check the appropriate box located at the bottom of the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.